UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2020
CAVCO INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 North Central Avenue, Suite 1200
Phoenix	Arizona	85012
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CVCO	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

SEC Investigation Update
Cavco Industries, Inc. (Cavco, or the Company) is providing an update on its involvement in the ongoing Securities and Exchange Commission (SEC) investigation being conducted by the staff of the SEC’s Los Angeles Regional Office involving trading in the securities of other public companies directed by the Company's former Chief Executive Officer, Joseph Stegmayer, which the Company first disclosed in November 2018. Since that time, the Company has disclosed, among other things, its ongoing cooperation with the SEC staff, the departure of Mr. Stegmayer and the completion of an independent investigation of the Audit Committee of the Company's Board of Directors, whose results were shared in early 2019 with the SEC staff, the Company's listing exchange and its auditors. On September 25, 2020, the Company also disclosed that it had begun settlement negotiations with the SEC staff in connection with this matter, though not pursuant to any formal recommendation.

On November 20, 2020, the SEC staff issued a Wells Notice to the Company in connection with its investigation, noting its preliminary intent to recommend a related enforcement action against the Company. A Wells Notice is not a formal complaint or adjudication, or a finding by the SEC of any wrongdoing by the Company. The Company’s discussions with the SEC staff on a possible settlement are ongoing, and it remains hopeful that an agreeable resolution can be reached in the coming months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Mickey R. Dragash
Mickey R. Dragash EVP, General Counsel, Corporate Secretary & Chief Compliance Officer

Date: November 24, 2020